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                                                                    Exhibit 99.1

                         CC MASTER CREDIT CARD TRUST II
                      Excess Spread Analysis - April 2002

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Series                                 1995-A    1995-C      1996-C     1998-A
Deal Size                             $400 MM   $400 MM    $271.50 MM  $600 MM
Expected Maturity                     08/15/02  02/18/03    02/16/04   09/15/03
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Yield                                  19.49%    19.49%      19.49%     19.49%
Less Coupon                             2.12%     2.13%       2.10%      2.13%
     Servicing Fee                      1.50%     1.50%       1.50%      1.50%
     Net Credit Losses                  8.37%     8.37%       8.37%      8.37%
Excess Spread:
     March-02                           7.50%     7.49%       7.52%      7.49%
     February-02                       10.30%    10.29%      10.32%     10.29%
     January-02                         7.19%     7.18%       7.21%      7.18%
Three month Average Excess Spread       8.33%     8.32%       8.35%      8.32%

Delinquency:
     30 to 59 days                      2.24%     2.24%       2.24%      2.24%
     60 to 89 days                      1.63%     1.63%       1.63%      1.63%
     90+ days                           3.07%     3.07%       3.07%      3.07%
     Total                              6.94%     6.94%       6.94%      6.94%

Payment Rate                           11.79%    11.79%      11.79%     11.79%